Exhibit 4

NO.

Registered

CUSIP No. 40428H PK2

ISIN No. US40428HPK22

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

This Global Security is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

HSBC USA INC.

GLOBAL SECURITY

representing

Floating Rate Senior Notes due September 24, 2018

HSBC USA INC., a Maryland corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $250,000,000 on September 24, 2018 and to pay interest thereon at an interest rate calculated in accordance with the terms of this Global Security. The Company will pay interest from and including September 24, 2013, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 24, June 24, September 24 and December 24 of each year (beginning on December 24, 2013) (each, an “Interest Payment Date”), until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder of this Global Security (or one or more Predecessor Securities) of record at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15 and December 15 (whether or not a Floating Rate Business Day) immediately preceding the related Interest Payment Date except that interest payable at maturity shall be paid to the same Person to whom the principal of this Global Security is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder of this Global Security (or one or more Predecessor Securities) of record at the close of business on a Special Record Date fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The interest rate for the first Interest Period (as defined on the reverse hereof) will be LIBOR (as defined on the reverse hereof), as determined on September 20, 2013, plus 88 basis points. Thereafter, the interest rate for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date (as defined on the reverse hereof), plus 88 basis points.

Payment of the principal of this Global Security and, unless otherwise paid as hereinafter provided, the interest (if any) thereon will be made at the office or agency of the Paying Agent in New York, New York or at such other office or agency as designated by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at the address appearing in the Security Register. Additional provisions of this Global Security are set forth on the reverse hereof.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Global Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Global Security to be duly executed.

HSBC USA INC.

ATTEST:	By:
Name:	Name:
Title:	Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Global Securities of the series designated herein referred to in the within mentioned Indenture.

Dated:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

[Reverse of Note]

HSBC USA INC.

FLOATING RATE SENIOR NOTES DUE SEPTEMBER 24, 2018

This Global Security is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issuable in series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Notes of a particular series, issued and to be issued under and pursuant to an Indenture dated as of March 31, 2009 (the “Base Indenture”), duly executed and delivered by the Company to Wells Fargo Bank, National Association, as Trustee (the “Trustee”) (the Base Indenture, as supplemented by the First Supplemental Indenture dated as of March 22, 2012 between the Company and the Trustee, the “Indenture”), and is one of a series designated as Floating Rate Senior Notes due September 24, 2018 (herein called the “Floating Rate Senior Notes”). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The Floating Rate Senior Notes are general unsecured obligations of the Company.

The interest rate will be reset quarterly on each Interest Reset Date (as defined below). Interest payable on each Interest Payment Date will include interest accrued from and including September 24, 2013, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the next Interest Payment Date. For each Interest Period, interest will be calculated on the basis of the actual number of days elapsed and a 360-day year. Promptly upon determination, the Calculation Agent (as defined below) will inform the Trustee and the Company of the interest rate for the next Interest Period.

If any Interest Reset Date or Interest Payment Date (other than the maturity date) would otherwise be a day that is not a Floating Rate Business Day (as defined below), such Interest Reset Date or Interest Payment Date shall be postponed to the next succeeding Floating Rate Business Day unless such day falls in the next calendar month, in which case such Interest Reset Date or Interest Payment Date shall be the immediately preceding date that is a Floating Rate Business Day. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Interest Payment Date. If the maturity date falls on a day that is not a Floating Rate Business Day, payment of principal and interest on the Floating Rate Senior Notes will be made on the next day that is a Floating Rate Business Day, and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default under the Floating Rate Senior Notes or the Indenture.

With respect to any Interest Determination Date, “LIBOR” will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include the

Calculation Agent, any paying agents or their respective affiliates), as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards). If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean (rounded if necessary to the nearest one hundred-thousandth of a percentage point, with 0.000005 being rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York (which may include the Calculation Agent, the paying agents or their affiliates) selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association or its successor as LIBOR administrator for the purpose of displaying London interbank offered rates for U.S. dollar deposits. All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Floating Rate Senior Notes shall be conclusive and binding on the holders of Floating Rate Senior Notes, the Company and the Trustee, absent manifest error.

“Floating Rate Business Day” means any day that is both a New York Business Day and a London Banking Day.

“New York Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to adjustment in accordance with the day count convention specified above.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on September 24, 2013, and will end on, but not include, the first Interest Payment Date.

“Interest Determination Date” means, for each Interest Reset Date, the day that is two London Banking Days preceding such Interest Reset Date.

“Calculation Agent” means HSBC Bank, USA, N.A.

The Floating Rate Senior Notes are not redeemable prior to maturity by the Company or at the option of the Holders.

The Floating Rate Senior Notes are not entitled to any sinking fund.

The provisions of the Indenture regarding defeasance of the Company’s indebtedness shall apply to the Floating Rate Senior Notes.

If any Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Floating Rate Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes at the time Outstanding of each series which is affected by such amendment or modification, except that certain amendments specified in the Indenture may be made without approval of Holders of the Notes. The Indenture also contains provisions permitting (i) the Holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of any series to waive on behalf of the Holders of such series of Notes compliance by the Company with certain provisions of the Indenture and (ii) the Holders of a majority in aggregate principal amount of the Outstanding Notes of any series to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of the Floating Rate Senior Notes shall be binding upon such Holders and upon all future Holders of the Floating Rate Senior Notes and any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon such Notes.

No reference herein to the Indenture and no provision of the Floating Rate Senior Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on the Floating Rate Senior Notes at the times, place and rate, and in the coin or currency prescribed in the Floating Rate Senior Notes.

As provided in the Indenture and subject to certain limitations therein set forth, transfer of this Floating Rate Senior Note is registrable on the Security Register, upon surrender of this Floating Rate Senior Note for registration of transfer at the office or agency of the Company in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Floating Rate Senior Notes, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

The Floating Rate Senior Notes are issuable only as registered Notes without coupons in denominations of $100,000 or any integral multiple of $1,000 in excess thereof authorized by the Company. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same series containing identical terms and provisions and of any authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Floating Rate Senior Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Floating Rate Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Floating Rate Senior Note is exchangeable by the Company only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation, and a successor depositary has not been appointed by the Company within 90 days or (y) the Company in its sole discretion determines that this Floating Rate Senior Note shall be exchangeable for certificated Floating Rate Senior Notes in registered form; provided, that the certificated Floating Rate Senior Notes so issued by the Company in exchange for this permanent Global Security shall be in denominations of $100,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent Global Security to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent Global Security, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a Person who is the beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent Global Security will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

All initially capitalized terms used in this Floating Rate Senior Note which are defined in the Indenture have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name and Address of Assignee

( )
Social Security Number or other identifying number of Assignee

the within Global Security and all rights thereunder, hereby irrevocably constituting and appointing                      Attorney to transfer said Global Security on the books of the Company, with full power of substitution in premises.

Dated:

NOTICE: The Signature to this Assignment must correspond with the name written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.